Exhibit 15.2

September 27, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 25, 2019 and July 25, 2019 on our reviews of interim financial information of Raytheon Company (the “Company”), which are included in United Technologies Corporation's Current Report on Form 8-K dated September 27, 2019, are incorporated by reference in this Registration Statement on Form S-3 ASR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 27, 2019